As filed with the Securities and Exchange Commission on January 30, 2013

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pebblebrook Hotel Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-1055421 (IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1530 Bethesda, MD (Address of Principal Executive Offices)	20814 (Zip Code)

Pebblebrook Hotel Trust 2009 Equity Incentive Plan
(Full title of the plan)

Jon E. Bortz
Chairman, President and Chief Executive Officer
2 Bethesda Metro Center, Suite 1530
Bethesda, MD 20814
(Name and address of agent for service)

(240) 507-1300
(Telephone number, including area code, of agent for service)

With copies to:

David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares of beneficial interest, $0.01 par value per share	1,100,000	$24.675	$27,142,500	$3,702.24

(1)
The Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated, effective July 10, 2012, authorizes the issuance of a maximum 2,422,625 common shares of beneficial interest, $0.01 par value per share (“common shares”), of which 1,322,625 common shares were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-163638), for which the Registrant previously paid the registration fee in full. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of common shares registered hereby includes an indeterminate number of common shares that may be issued in connection with share splits, share dividends or similar transactions.

(2)
Calculated in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low sales prices of the common shares on the New York Stock Exchange on January 24, 2013.

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8, Pebblebrook Hotel Trust (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,100,000 common shares of beneficial interest, $0.01 par value per share, of the Registrant (“common shares”) to be issued from time to time in accordance with the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated, effective as of July 10, 2012. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 10, 2009 (Registration No. 333-163638).
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information.*
Item 2.Registrant Information and Employee Plan Annual Information.*
_____________

*
The document(s) containing the information specified in this Part I will be sent or given to participants in the Pebblebrook Hotel Trust 2009 Equity Incentive Plan in accordance with Rule 428(b)(1) under the Securities Act.  Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and made a part hereof:
(a)the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 21, 2012;

(b)the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on April 26, 2012, August 2, 2012 and October 25, 2012, respectively;

(c)the information specifically incorporated by reference into the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011 from the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2012;

(d)the Registrant's Current Reports on Form 8-K, filed with the SEC on January 17, 2012, February 14, 2012, February 16, 2012, February 23, 2012, March 16, 2012, April 9, 2012, May 22, 2012, June 15, 2012, June 22, 2012, July 10, 2012, July 11, 2012, July 18, 2012, August 16, 2012, August 24, 2012, September 14, 2012, October 1, 2012, October 29, 2012, December 14, 2012, December 31, 2012 and January 4, 2013; and

(e)the description of the common shares contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on December 4, 2009.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 8.    Exhibits.

Exhibit Number	Description

4.1
Declaration of Trust, as amended and supplemented, of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the (File No. 001-34571), filed with the SEC on February 21, 2012).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11, filed with the SEC on July 13, 2010 (Registration No. 333-168078)).
4.3
First Amended and Restated Agreement of Limited Partnership of Pebblebrook Hotel, L.P., as amended (incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-K (File No. 001-34571), filed with the SEC on February 21, 2012).

4.4
Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated, effective July 10, 2012 (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571) filed with the SEC on August 2, 2012).).

4.5
Form of Share Award Agreement for employees (incorporated by reference to Exhibit 10.5 of Amendment No. 1 to the Registrant's Registration Statement on Form S-11/A (Registration No. 333-162412), filed with the SEC on November 10, 2009).

4.6
Form of Share Award Agreement for trustees (incorporated by reference to Exhibit 10.6 of Amendment No. 1 to the Registrant's Registration Statement on Form S-11/A (Registration No. 333-162412), filed with the SEC on November 10, 2009).

4.7
Form of Share Award Agreement (Performance Vesting) for executive officers (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571), filed with the SEC on April 26, 2012).

4.8
Form of Share Award Agreement for executive officers (incorporated by reference to Exhibit 10.3 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571), filed with the SEC on April 26, 2012).

4.9	Form of LTIP Unit Vesting Agreement (incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571), filed with the SEC on April 26, 2012).
5.1*	Opinion of Venable LLP as to the legality of the securities being registered.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
23.3*	Consent of PKF O'Connor Davies, A Division of O'Connor Davies, LLP.

______________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 30th day of January, 2013.

PEBBLEBROOK HOTEL TRUST

By:	/s/ Jon E. Bortz
Name:Jon E. Bortz
Title:Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and trustees of Pebblebrook Hotel Trust, hereby severally constitute Jon E. Bortz and Raymond D. Martz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and trustees to enable Pebblebrook Hotel Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jon E. Bortz	Chairman of the Board, President, Chief Executive Officer and Trustee (principal executive officer)	January 30, 2013
Jon E. Bortz

/s/ Raymond D. Martz	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	January 30, 2013
Raymond D. Martz

/s/ Cydney C. Donnell	Trustee	January 30, 2013
Cydney C. Donnell

/s/ Ron E. Jackson	Trustee	January 30, 2013
Ron E. Jackson

/s/ Phillip M. Miller	Trustee	January 30, 2013
Phillip M. Miller

/s/ Michael J. Schall	Trustee	January 30, 2013
Michael J. Schall

/s/ Earl E. Webb	Trustee	January 30, 2013
Earl E. Webb

/s/ Laura H. Wright	Trustee	January 30, 2013
Laura H. Wright

EXHIBIT INDEX

Exhibit Number	Description

4.1
Declaration of Trust, as amended and supplemented, of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the (File No. 001-34571), filed with the SEC on February 21, 2012).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11, filed with the SEC on July 13, 2010 (Registration No. 333-168078)).
4.3
First Amended and Restated Agreement of Limited Partnership of Pebblebrook Hotel, L.P., as amended (incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-K (File No. 001-34571), filed with the SEC on February 21, 2012).

4.4
Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated, effective July 10, 2012 (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571) filed with the SEC on August 2, 2012).).

4.5
Form of Share Award Agreement for employees (incorporated by reference to Exhibit 10.5 of Amendment No. 1 to the Registrant's Registration Statement on Form S-11/A (Registration No. 333-162412), filed with the SEC on November 10, 2009).

4.6
Form of Share Award Agreement for trustees (incorporated by reference to Exhibit 10.6 of Amendment No. 1 to the Registrant's Registration Statement on Form S-11/A (Registration No. 333-162412), filed with the SEC on November 10, 2009).

4.7
Form of Share Award Agreement (Performance Vesting) for executive officers (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571), filed with the SEC on April 26, 2012).

4.8
Form of Share Award Agreement for executive officers (incorporated by reference to Exhibit 10.3 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571), filed with the SEC on April 26, 2012).

4.9	Form of LTIP Unit Vesting Agreement (incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q (File No. 001-34571), filed with the SEC on April 26, 2012).
5.1*	Opinion of Venable LLP as to the legality of the securities being registered.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
23.3*	Consent of PKF O'Connor Davies, A Division of O'Connor Davies, LLP.
______________
* Filed herewith.